Exhibit 99.2

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V51981-TBD 1. Adoption of the Agreement and Plan of Merger, dated as of March 10, 2024 (as it may be amended from time to time, the “Merger Agreement”), a copy of which is attached as Annex A to the joint proxy statement/prospectus, among Equitrans Midstream Corporation (the “Company”), EQT Corporation (“EQT”), Humpty Merger Sub Inc., an indirect wholly owned subsidiary of EQT (“Merger Sub”), and Humpty Merger Sub LLC, an indirect wholly owned subsidiary of EQT (“LLC Sub”); pursuant to which Merger Sub will merge with and into the Company (the “First Merger” and such surviving corporation, the “First Step Surviving Corporation”), and immediately thereafter First Step Surviving Corporation will merge with and into LLC Sub (the “Second Merger” and, together with the First Merger, the “Merger”), and (i) each outstanding share of common stock, no par value, of the Company (with certain exceptions described in the accompanying joint proxy statement/prospectus) will be converted into the right to receive 0.3504 of a share of common stock, no par value, of EQT and (ii) each Series A Perpetual Convertible Preferred Share, no par value, of the Company, that is issued and outstanding immediately prior to the effective time of the First Merger will be treated in accordance with Section 8 of the Company's Second Amended and Restated Articles of Incorporation and the procedures set forth in Section 2.5 of the Merger Agreement; 2. Approval, on an advisory (non-binding) basis, of the compensation that may be paid or become payable to the Company’s named executive officers in connection with the Merger; and 3. Approval of the adjournment of the special meeting of shareholders of the Company (the "Special Meeting"), if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to adopt the Merger Agreement. For Against Abstain ! ! ! ! ! ! ! ! ! EQUITRANS MIDSTREAM CORPORATION The Board of Directors recommends you vote FOR the following proposals: NOTE: In their discretion, the proxies are authorized, in accordance with their best judgment, to vote upon such other business as may properly come before the Special Meeting or any adjournments thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney-in-fact, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer and specify such officer's title(s). SCAN TO VIEW MATERIALS & VOTEw EQUITRANS MIDSTREAM CORPORATION ATTN: CORPORATE SECRETARY 2200 ENERGY DRIVE CANONSBURG, PA 15317 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on the cut-off date or the day before the meeting date, as applicable. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/ETRN2024SM You may participate in the meeting via the Internet and vote electronically during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on the cut-off date or the day before the meeting date, as applicable. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V51982-TBD Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. EQUITRANS MIDSTREAM CORPORATION Proxy for Special Meeting of Shareholders to be held [TBD], 2024 Solicited on Behalf of the Board of Directors The undersigned hereby appoints Stephen M. Moore, Nathaniel D. DeRose and Lisa M. Lind, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Equitrans Midstream Corporation Common Stock and/or Series A Perpetual Convertible Preferred Stock which the undersigned would be entitled to vote if electronically present and acting at the Special Meeting of Shareholders of EQUITRANS MIDSTREAM CORPORATION, to be held [TBD], 2024 at [TBD], Eastern Time, via live webcast at www.virtualshareholdermeeting.com/ETRN2024SM, and at any adjournments or postponements thereof. In their discretion, the proxies are authorized, in accordance with their best judgment, to vote upon such other business as may properly come before the Special Meeting or any adjournments thereof. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, the proxies will vote in accordance with the Board of Directors' recommendations on all matters listed on this proxy card. If you hold shares in the Equitrans Midstream Corporation Employee Savings Plan ("401(k) Plan") or the Equitrans Midstream Corporation 2018 Long-Term Incentive Plan, as amended ("LTIP"), your vote must be received by 11:59 P.M. Eastern Time on [TBD], 2024. This card also serves as voting instructions to the applicable Trustee and administrator of the 401(k) Plan or LTIP, respectively. This card, when properly executed, directs the Trustee or administrator, as applicable, to vote the Equitrans Midstream Corporation shares related to your 401(k) Plan account or restricted shares, as applicable, at such Special Meeting as indicated on the reverse side. If this card is returned signed with no direction given or not returned at all, your 401(k) Plan shares will be voted by the Trustee of the 401(k) Plan in proportion to how other participants vote their shares. If this card is returned signed with no direction given, the administrator of the LTIP will vote your restricted shares as recommended by the Board of Directors of the Company. If you do not return this card, the administrator of the LTIP will not vote your restricted shares. All voting instructions will be kept confidential. You may not vote your 401(k) Plan shares or restricted shares at the Special Meeting. The Trustee or the administrator, as applicable, must receive your proxy instructions no later than 11:59 p.m. Eastern Time on [TBD], 2024 to be counted in the final tabulation. (Continued and to be signed on the reverse side.)